CONSENT OF INDEPENDENT AUDITORS

         We consent to the use of our reports dated February 3, 1995, on the financial statements of Templeton Institutional Funds, Inc., Foreign Equity (South Africa Free) Series and Foreign Equity Series referred to therein, in the Registration Statement on Form N-14 of Templeton Institutional Funds, Inc., File No. 33-35779 being filed with the Securities and Exchange Commission.

         We also consent to the reference to our Firm in the Prospectus/Proxy Statement under the caption "Financial Statements and Experts".



                                                 /s/ MCGLADREY & PULLEN, LLP


New York,  New York
December 21, 1995


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